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                        VAN KAMPEN SMALL CAP GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 -- SEPTEMBER 30, 2009

                                                                   Amount
                                       Offering       Total          of         % of     % of
                  Purchase/              Price       Amount        Shares     Offering   Funds
    Security        Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
    Purchased        Date    Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers            From
----------------  ---------  --------  --------  --------------  ----------  ---------  ------  -----------------  -------------
 Solarwinds Inc.   05/19/09      -      $12.50     $51,283,000    $ 86,600     0.740%    0.177% J.P. Morgan        JP Morgan
                                                                                                Securities Inc.,
                                                                                                Goldman, Sachs &
                                                                                                Co., Morgan
                                                                                                Stanley & Co.
                                                                                                Incorporated,
                                                                                                Jefferies &
                                                                                                Company, Inc.,
                                                                                                Thomas Weisel
                                                                                                Partners LLC,
                                                                                                Ladenburg
                                                                                                Thalmann & Co.
                                                                                                Inc.

   Emdeon Inc.     08/11/09      -      $15.50    $23,700,000     $112,400    0.474%     0.227% Morgan Stanley &   Goldman Sachs
                                                                                                Co. Incorporated,
                                                                                                Goldman, Sachs &
                                                                                                Co., UBS
                                                                                                Securities LLC,
                                                                                                Barclays Capital
                                                                                                Inc., Citigroup
                                                                                                Global Markets,
                                                                                                Inc., Credit
                                                                                                Suisse Securities
                                                                                                (USA) LLC,
                                                                                                Jefferies &
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
                                                                                                Company, Inc.,
                                                                                                William Blair &
                                                                                                Company, L.L.C.,
                                                                                                Oppenheimer & Co.
                                                                                                Inc., Piper
                                                                                                Jaffray & Co.,
                                                                                                Wells Fargo
                                                                                                Securities, LLC

  A123 Systems     09/23/09      -      $13.50    $28,180,501     $113,500    0.403%     0.166% Morgan Stanley &   Goldman Sachs
      Inc.                                                                                      Co. Incorporated,
                                                                                                Goldman, Sachs &
                                                                                                Co., Merrill
                                                                                                Lynch, Pierce,
                                                                                                Fenner & Smith
                                                                                                Incorporated,
                                                                                                Deutsche Bank
                                                                                                Securities Inc.,
                                                                                                Lazard Capital
                                                                                                Markets LLC,
                                                                                                Pacific Crest
                                                                                                Securities

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